                                                             Exhibit No. 11(a)

                   Computation for Primary Earnings Per Share
               For the Three Months Ended March 31, 1996 and 1995
                (amounts in millions except for per-share data)
                                   Unaudited

                                                   Three Months Ended
                                                        March 31
                                                   ------------------
                                                      1996     1995
                                                      -----    -----

Common Stock and Common Stock Equivalents
- -----------------------------------------
Average number of common shares
 outstanding including shares
 issuable under stock options                         37.5    37.5
                                                      =====   =====

Earnings Per Share from Continuing
- ----------------------------------
 Businesses
 ----------
Earnings from continuing businesses                  $36.3   $26.5
Less:
  Dividend requirement on Series A
    convertible preferred stock                        4.4     4.7
Plus:
  Tax benefit on dividends paid on unallocated
    preferred shares                                   1.0     1.1
                                                     ------  ------
Earnings from continuing businesses                  $32.9   $22.9
                                                     ======  ======
Earnings from continuing businesses per
  share of common stock                              $  .88  $  .61
                                                     ======  ======


Net Earnings Per Share
- ----------------------
Net earnings                                         $36.3   $34.4
Less:
  Dividend requirement on Series A
    convertible preferred stock                        4.4     4.7
Plus:
  Tax benefit on dividends applicable
    to unallocated preferred shares                    1.0     1.1
                                                     ------  ------

Net earnings applicable to common stock              $32.9   $30.8
                                                     ======  ======
Net earnings per share of common stock               $  .88  $  .82
                                                     ======  ======

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